Exhibit 99.1

ALTRIA HOLDS 2019 ANNUAL MEETING OF SHAREHOLDERS

•	Altria discusses evolved business platform and recent strategic investments.

•	Altria announces Annual Meeting voting results.

•	Altria reaffirms full-year 2019 earnings guidance.

•	Altria declares regular quarterly dividend of $0.80 per share.

RICHMOND, Va. -- May 16, 2019 -- Altria Group, Inc. (Altria) (NYSE: MO) held its 2019 Annual Meeting of Shareholders (Annual Meeting) today. Howard Willard, Altria’s Chairman and Chief Executive Officer, summarized Altria’s full-year 2018 and first-quarter 2019 operating and financial results, discussed Altria’s evolved business platform, recent strategic investments and reaffirmed Altria’s guidance for 2019 full-year adjusted diluted earnings per share (EPS). Copies of Mr. Willard’s prepared remarks and business presentation and a replay of the audio webcast of the Annual Meeting are available on altria.com and via the Altria Investor app.

Voting Results for Altria’s Annual Meeting
At the Annual Meeting, Altria’s shareholders elected to a one-year term each of the 11 nominees for director named in Altria’s proxy statement; ratified the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2019; approved, on an advisory basis, the compensation of Altria’s named executive officers; and defeated two shareholder proposals. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

2019 Full-Year Guidance
During his remarks, Mr. Willard reaffirmed Altria’s guidance for 2019 full-year adjusted diluted EPS to be in a range of $4.15 to $4.27, representing a growth rate of 4% to 7% from an adjusted diluted EPS base of $3.99 in 2018, as shown in Schedule 1. This guidance range excludes the special items for the first quarter of 2019 shown in Schedule 1 and additional estimated per share charges of: (i) $0.03 of tax expense resulting from the Tax Cuts and Jobs Act related to a tax basis adjustment to Altria’s AB InBev investment; and (ii) $0.02 in charges associated with the cost reduction program announced in December 2018.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, restructuring charges, asset impairment charges, acquisition-related costs, gain/loss on AB InBev/SABMiller plc (SABMiller) business combination, AB InBev special items, gain/loss on Cronos-related financial instruments, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

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The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

Regular Quarterly Dividend
Following the Annual Meeting, Altria’s Board of Directors (Board) declared a regular quarterly dividend of $0.80 per share, payable on July 10, 2019, to shareholders of record as of June 14, 2019. The ex-dividend date is June 13, 2019.

Altria’s Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds equity investments in Anheuser-Busch InBev SA/NV (AB InBev), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
More information about Altria is available at altria.com and on the Altria Investor app, or follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the period ended March 31, 2019. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the U.S. Food and Drug Administration (FDA). Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.
The factors related to Altria’s investment in JUUL include the following: the possibility that regulatory approvals required for the conversion of the shares into voting shares may not be obtained in a timely manner, if at all; and that such approvals may be subject to unanticipated conditions; the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections (including projections relating to JUUL’s domestic growth and international expansion); prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts JUUL’s current plans and operations; the fact that Altria’s reported earnings, financial position and expected use of equity accounting and any future dividends paid by JUUL on shares owned by Altria may be adversely affected by tax and other factors, including the risks encountered (including regulatory and litigation risks) and decisions made by JUUL in its business; risks related to the investment disrupting Altria, JUUL or their respective management; and risks relating to the effect of the transaction on JUUL’s ability to retain and hire key personnel or on its relationships with customers, suppliers and other third parties.
The factors related to Altria’s investment in Cronos include the following: the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections; prevailing economic, market, or business conditions negatively affecting the parties; risks that the transaction disrupts Cronos’s current plans and operations; the fact that Altria’s reported earnings and financial position and any dividends paid by Cronos on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates, tax and other factors, including the risks encountered by Cronos in its business; risks related to the disruption of the transaction to Altria, Cronos and their respective management; and risks relating to the effect of the transaction on Cronos’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s First Quarter 2019 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the quarter ended March 31, 2019
2019 Reported	$1,516	$395	$1,121	$1,120	$0.60
AB InBev special items	114	24	90	90	0.05
Asset impairment, exit, implementation and acquisition-related costs	159	34	125	125	0.06
Tobacco and health litigation items	17	4	13	13	0.01
Loss on Cronos-related financial instruments	425	97	328	328	0.17
Tax items	—	(19)	19	19	0.01
2019 Adjusted for Special Items	$2,231	$535	$1,696	$1,695	$0.90

Reconciliation of Altria’s Full Year 2018 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the year ended December 31, 2018
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
AB InBev special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
2018 Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2019 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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